EURO 200,000,000

                          WINSTAR COMMUNICATIONS, INC.

                          12-3/4% Senior Notes Due 2010

                               PURCHASE AGREEMENT

                                                                March 27, 2000


CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
BNY CAPITAL MARKETS, INC.

CIBC WORLD MARKETS CORP.
As Representatives of the several Purchasers
   c/o Credit Suisse First Boston (Europe) Limited,
   One Cabot Square
   London E14 40J
   United Kingdom

Ladies and Gentlemen:

     1. Introductory. Winstar Communications, Inc., a Delaware corporation (the "Issuer" or "Winstar"), has agreed, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") Euro 200,000,000 principal amount of the Issuer's 12-3/4% Senior Notes Due 2010 (the "Offered Securities"). The Offered Securities will be issued under an indenture, dated as of April 10, 2000 (the "Indenture") between the Issuer and United States Trust Company of New York, as Trustee (the "Trustee"). The United States Securities Act of 1933 is herein referred to as the "Securities Act."

     The Issuer has made a tender offer (the "Tender Offer") to purchase for cash any and all of (i) its outstanding 14% Senior Discount Notes Due 2005 (the "14% Notes") and 14-1/2% Senior Deferred Interest Notes Due 2005 (the "14-1/2% Notes"), (ii) the outstanding 12-1/2% Guaranteed Senior Secured Notes Due 2004 (the "WEC Notes") of Winstar Equipment Corp., a Delaware corporation ("WEC"), and (iii) the outstanding 12-1/2% Guaranteed Senior Secured Notes Due 2004 (the "WEC II Notes" and, together with the 14% Notes, the 14-1/2% Notes and the WEC Notes, the "Existing Senior Notes") of Winstar Equipment II Corp., a Delaware corporation ("WEC II"), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 3, 2000 (the "Tender Offer Statement"). The Issuer will amend (the "Issuer Proposed Senior Notes Amendments") certain provisions of the indenture governing the 14% Notes dated October 23, 1995 (the "14% Notes Indenture") between the Issuer and United States Trust Company of New York, as trustee ("U.S. Trust"), and the indenture governing the 14-1/2% Notes dated March 1, 1997 (the "14-1/2% Notes

Indenture") between the Issuer and U.S. Trust. The Issuer and WEC will amend (the "WEC Proposed Amendments") certain provisions of the indenture governing the WEC Notes dated March 1, 1997 (the "WEC Notes Indenture") among the Issuer, WEC and U.S. Trust. The Issuer and WEC II will amend (the "WEC II Proposed Amendments" and, together with the Issuer Proposed Senior Notes Amendments and the WEC Proposed Amendments, the "Proposed Senior Notes Amendments") the indenture governing the WEC II Notes dated August 1, 1997 (the "WEC II Notes Indenture" and, together with the 14% Notes Indenture, the 14-1/2% Notes Indenture and the WEC Notes Indenture, the "Senior Notes Indentures") among the Issuer, WEC II and U.S. Trust. The Proposed Senior Notes Amendments are contained in supplements to the Senior Notes Indentures executed by the Issuer and U.S. Trust; the Issuer, WEC and U.S. Trust; and the Issuer, WEC II and U.S. Trust, as the case may be (the "Senior Notes Supplemental Indentures"). The Senior Notes Supplemental Indentures were executed on March 17, 2000, and the Proposed Senior Notes Amendments will become operative when the Existing Senior Notes are accepted for purchase by the Issuer pursuant to the Tender Offer (the first date on which such event occurs being herein referred to as the "Settlement Date").

     The Issuer has made an offer (the "Exchange Offer") to exchange (i) its dollar-denominated Senior Notes due 2010 (the "2010 Senior Notes") or dollar-denominated Senior Discount Notes due 2010 (the "Senior Discount Notes"), or any combination thereof, for any and all of its outstanding 10% Senior Subordinated Notes Due 2008 (the "10% Notes") and (ii) a combination of 2010 Senior Notes and Senior Discount Notes to be determined by the Issuer for any and all of its outstanding 15% Senior Subordinated Deferred Interest Notes Due 2007 (the "15% Notes") and its 11% Senior Subordinated Deferred Interest Notes Due 2008 (the "11% Notes" and, together with the 10% Notes and the 15% Notes, the "Existing Senior Subordinated Notes"), held by qualified institutional buyers and institutional accredited investors under the Securities Act that can make the investment representations set forth in the consent and letter of transmittal (the "Qualified Offeree Transmittal Letter") circulated in connection with the Exchange Offer ("Qualified Offerees"), on the terms and subject to the conditions set forth in the Confidential Offering Circular and Consent Solicitation Statement dated March 3, 2000, as supplemented March 17, 2000, March 21, 2000, March 22, 2000 and March 27, 2000 (the "Exchange Offer Circular"). Each of the 2010 Senior Notes and the Senior Discount Notes will be issued under a separate indenture, each dated as of April 10, 2000 (collectively the "Dollar Notes Indentures") between the Issuer and United States Trust Company of New York, as Trustee (the "Trustee"). All 2010 Senior Notes and Senior Discount Notes to be issued in connection with the Exchange Offer and all 2010 Senior Notes and Senior Discount Notes to be issued to Specified Holders (and their transferees) in exchange for Exchange Debentures (whether pursuant to the Preferred Stock Transaction Agreements or otherwise) are referred to herein as the "Dollar Notes". In connection with the Exchange Offer, the Issuer will amend (the "Proposed Senior Subordinated Notes Amendments") certain provisions of (i) the indenture governing the 10% Notes dated as of March 15, 1998 (the "10% Notes Indenture") between the Issuer and U.S. Trust, (ii) the indenture governing the 15% Notes dated as of October 1, 1997 (the "15% Notes Indenture") between the Company and U.S. Trust and (iii) the indenture governing the 11% Notes dated as of March 15, 1998 (the "11% Notes Indenture" and, together with the 10% Notes Indenture and the 11% Notes Indenture, the "Existing Senior Subordinated Notes Indentures") between the Company and U.S. Trust. The Proposed Senior Subordinated Notes Amendments are contained in supplements to each of the Existing Senior Subordinated Notes Indentures between the Company and U.S. Trust (the "Senior Subordinated Notes Supplemental Indentures" and, together with the Senior Notes Supplemental Indentures, the "Supplemental Indentures"). The Senior

Subordinated Notes Supplemental Indentures were executed prior to the date hereof, and the Proposed Senior Subordinated Notes Amendments will become operative when the Existing Subordinated Notes are accepted for exchange by the Company pursuant to the Exchange Offer on the Settlement Date.

     The Issuer has entered into agreements (the "Preferred Stock Transaction Agreements") with the holders (the "Specified Holders") of more than 75% of the outstanding shares of the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Issuer (the "Series C Preferred Stock"), including (A) an agreement by the Specified Holders to waive any defaults under the certificate of designation governing the Series C Preferred Stock resulting from the Refinancing (as defined) and certain other events, (B) the Issuer's agreement to issue, on June 15, 2000, exchange debentures (the "Exchange Debentures") in exchange for all of the Series C Preferred Stock, as provided by the terms of the Series C Preferred Stock certificate of designation, (C) an agreement by the Specified Holders that certain restrictive covenants and default provisions in the indenture (the "Exchange Debentures Indenture") that will govern the Exchange Debentures will be eliminated and (D) the Company's agreement to exchange all of the Exchange Debentures held by the Specified Holders for 2010 Senior Notes and/or Senior Discount Notes on June 16, 2000 and the Holders' agreement to participate in such exchange.

     The Tender Offer, the Exchange Offer, the transactions (the "Preferred Stock Transaction") contemplated by the Preferred Stock Transactions Agreements and the transactions contemplated by this Agreement are referred to herein collectively as the "Refinancing".

     The Issuer hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the several Purchasers that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuer. Such preliminary offering circular and offering circular, as both are supplemented as of the date of this Agreement, together with any other document approved by the Issuer for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date thereof, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Purchaser through Credit Suisse First Boston Europe (Limited) ("CSFBEL") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Winstar's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by Winstar with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (b) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Issuer is qualified to do business as a foreign corporation in the State of New York.

     (c) Each Significant Subsidiary (as defined in Regulation S-X under the Exchange Act) of the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its owner ship or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

     (d) Each of the Indenture, the Dollar Notes Indentures and the Registration Rights Agreement (as defined below) has been duly authorized; the Offered Securities and the Dollar Notes have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) and the Dollar Notes are delivered in exchange for existing Senior Subordinated Notes in the Exchange Offer or in exchange for Exchange Debentures, the Indenture, the Dollar Notes Indentures and the Registration Rights Agreement will have been duly executed and delivered, such Offered Securities and Dollar Notes will have been duly executed, authenticated, issued and delivered and will conform, in all material respects, to the descriptions thereof contained in the Offering Document and the Indenture (in the case of the Offered Securities) and the offering circular (the "Dollar Notes Offering Circular") in respect of the concurrent private placement of 2010 Senior Notes and Senior Discount Notes (in the case of the Dollar Notes), the Registration Rights Agreement and such Offered Securities and Dollar Notes will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, with respect to the Registration Rights Agreement, except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

     (e) Except as contemplated by this Agreement or as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuer and any person that would give rise to a valid claim against the Issuer or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

     (f) No consent, approval, authorization, or order of, or filing with, any govern mental agency or body or any court is required for the consummation of the Tender Offer, the Exchange Offer, the Preferred Stock Transaction or the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Issuer, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement among the Issuer and the Purchasers to be dated as of the Closing Date (the "Registration Rights Agreement") and the transactions contemplated there under, and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

     (g) The execution, delivery and performance of the Indenture, the Dollar Notes Indentures, the Registration Rights Agreement and this Agreement, the consummation of the Tender Offer, the Exchange Offer, and the Preferred Stock Transaction, and the issuance and sale of the Offered Securities and the Dollar Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties, (ii) any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or (iii) the charter or by-laws of the Issuer or any such subsidiary, except, in the case of clause
(i) or (ii), such breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full corporate power and authority to consummate the Refinancing, including, without limitation, to authorize, issue and sell the Offered Securities to be sold by the Issuer as contemplated by this Agreement and the Dollar Notes as contemplated by the Exchange Offer Circular.

     (h) This Agreement has been duly authorized, executed and delivered by the Issuer.

     (i) Except as disclosed in the Offering Document, and except for liens granted under the Issuer's accounts receivables securitization facility, the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Offering Document, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforce able leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (j) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (k) No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent that could reasonably be expected to have a Material Adverse Effect.

     (l) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Issuer has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (m) Except as disclosed in the Offering Document, neither the Issuer nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

     (n) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reason ably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Issuer to perform its obligations under any of the Indentures, the Registration Rights Agreement or this Agreement, to consummate the Tender Offer, the Exchange Offer or the Preferred Stock Transaction or which are otherwise material in the context of the sale of the Offered Securities; and, to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

     (o) The financial statements included in the Offering Document present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (p) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (it being understood that a change in the price of the Issuer's common stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

     (q) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Issuer is not and, after giving effect to the offering and sale of the Offered Securities, the application of the proceeds thereof as described in the Offering Document and the consummation of the Tender Offer, the Exchange Offer and the Preferred Stock Transaction, will not be an "investment company" as defined in the Investment Company Act.

     (r) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. auto mated inter-dealer quotation system.

     (s) Assuming the accuracy of the representations and warranties of the Purchasers contained herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), other than in connection with the Issuer's obligations under the Registration Rights Agreement.

     (t) Neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuer, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.


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                                                                             8

     (u) The Issuer is subject to Section 13 or 15(d) of the Exchange Act.

     (v) The Issuer and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Telecommunications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

     (w) The Issuer has provided to the Purchasers a complete and accurate list of all licenses held as of March 1, 2000 by the Issuer and its subsidiaries (other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Issuer or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum and proceedings affecting the service rules and licensing of Spectrum in the 38 GHz band) by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Neither the Issuer nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHz band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except that, on March 12, 1998, several parties filed petitions for reconsideration of the February 10, 1998 additional channel grants to the Issuer in each of Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Spokane and Tampa. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants. One petition for reconsideration remains pending. In response to the FCC's denial of the petitions for reconsideration, two parties filed a joint application for review requesting that the FCC reconsider the grants. The Issuer filed an opposition to this application which remains pending. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the FCC's 38 GHz Order, alleging, among other things, that the February 10, 1998, license grants to the Issuer were in violation of the FCC's processing rules. The Issuer filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

     In addition, on December 29, 1999, the FCC granted in part five Issuer applications requesting additional channels in the following areas: Baltimore, New York, Philadelphia, and Washington, D.C. On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. The Issuer filed an opposition to these petitions which remains pending.

     In addition, on October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of the Issuer's license in Ft. Lauderdale, Florida. The Issuer opposed the petition. On January 21, 1999, the FCC released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which the Issuer opposed. The FCC denied the application for review on February 22, 2000; however, DCT may seek review of the FCC's decision in the courts.

     (x) Except as disclosed in the Offering Document, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder.

     (y) The Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

     (z) Neither the Issuer nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

     (aa) Each of the Supplemental Indentures has been duly authorized; and when the Existing Senior Notes and the Existing Senior Subordinated Notes have been delivered to the Issuer, WEC and WEC II, as the case may be, and paid for pursuant to the Tender Offer and the Exchange Offer, respectively, on the Settlement Date, the Supplemental Indentures will have been duly executed and delivered.

     (bb) Each of the Tender Offer Statement and the Exchange Offer Circular (as amended or supplemented as of the date hereof) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The pricing supplement contemplated by the Exchange Offer Circular will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Purchase, Sale and Delivery of Offered Securities; Payment of Underwriting Discount. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer hereby agrees to sell to the Purchasers, and the Purchasers hereby agree, severally and not jointly, to purchase from the Issuer, the respective principal amounts of Offered Securities set forth opposite the names of the Purchasers in Schedule A hereto, at an aggregate purchase price of 97.25% of the principal amount thereof, plus accrued interest from April 10, 2000 to the Closing Date.

     The Issuer hereby agrees to deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with Citibank, N.A., as common depositary (the "Common Depositary") for the Euroclear System ("Euroclear"), and Clearstream Banking ("Clearstream") and registered in the name of a nominee of the Common Depositary. Interests in any permanent global Securities will be held only in book- entry form through Euroclear or Clearstream, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be denominated on Euros and made by the Purchasers in (same day) funds by wire transfer to an account in Europe previously designated to CSFBEL by the Issuer at a bank acceptable to CSFBEL, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019-7475 at 10:00 A.M. (New York time), on April 10, 2000, or at such other time not later than seven full business days thereafter as CSFBEL and the Issuer determine, such time being herein referred to as the "Closing Date", against delivery to the Common Depositary of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for examination at the offices of Cravath, Swaine & Moore at least 48 hours prior to the Closing Date.

     4. Representations and Agreements by Purchasers; Resale by Purchasers.

     (a) Each Purchaser severally represents and warrants to the Issuer that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act."

Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the dis tribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuer.

     (d) Each Purchaser severally agrees that it and each of its affiliates has not offered or sold, and will not offer or sell, the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, hold ing, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (f) Each Purchaser agrees that promptly following the completion of its initial resale of all the Offered Securities purchased by such Purchaser pursuant to this Agreement, it will notify CSFBEL thereof and CSFBEL will promptly notify the Issuer thereafter.

     5. Certain Agreements of the Issuer. The Issuer agrees with the several Purchasers that:

     (a) The Issuer will advise CSFBEL promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBEL's consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Issuer promptly will notify CSFBEL of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBEL's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

     (b) The Issuer will furnish to the Purchasers copies of the Offering Document and all amendments and supplements to such document, in each case as soon as available and in such quantities as the Purchasers reasonably request, and the Issuer will furnish to CSFBEL on the Closing Date four copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants' reports with respect to the financial statements included therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to CSFBEL and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Issuer will use its best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBEL reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided, however, that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (d) During the period of five years after the Closing Date, the Issuer will furnish to CSFBEL and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Issuer's annual report to stockholders for such year; and the Issuer will furnish to CSFBEL and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Issuer as the Purchasers may reasonably request.

     (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Issuer will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, and the Issuer is not, or will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

     (h) The Issuer will pay all expenses incidental to the performance of its obligations under this Agreement and the Indentures, including (i) the fees and expenses of the Trustee, any paying agent or depositary and their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in

The Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market, the cost of listing the Offered Securities on the Luxembourg Stock Exchange and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities;
(v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBEL designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) all expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuer will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Issuer's officers and employees and any other expenses of the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

     (i) In connection with the offering, until CSFBEL shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuer nor any of its affiliates has or will (unless required by the terms of the indenture governing such Offered Securities), either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) The Issuer will cause each Offered Security to bear the legend set forth in the form of Note attached as Exhibit 1 to the Rule 144A/ Regulation S Appendix to the applicable Indenture until such legend shall no longer be necessary or advisable because the Offered Securities are no longer subject to the restrictions on transfer described therein.

     (l) The Issuer will cause the final Dollar Notes Offering Circular to be delivered to each participant in the Exchange Offer.

     (m) The Issuer will use its best efforts in cooperation with the Purchasers to list the Offered Securities on the Luxembourg Stock Exchange.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the certificates of officers of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement of Grant Thornton LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and stating to the effect that:

          (i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

          (ii) on the basis of a reading of the latest available interim financial statements of the Issuer, inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) at March 20, 2000, there was any change in the capital stock or paid-in capital, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Issuer and its subsidiaries, on a consolidated basis as compared with amounts shown on the December 31, 1999 audited consolidated balance sheet included in the Offering Document; or

               (B) for the period from January 1, 2000 to March 20, 2000, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or any increases in the total or per-share amounts of net loss; or

               (C) the unaudited pro forma condensed consolidated financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of CSFBEL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)
(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as one enterprise which, in the judgment of CSFBEL, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities (it being understood that a change in the price of the Issuer's common stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of itself, a material adverse change); (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBEL, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

     (c) The Purchasers shall have received an opinion, dated the Closing Date, of Graubard Mollen & Miller, counsel for the Issuer, substantially to the effect set forth in (i)-(ix) below, and of Willkie Farr & Gallagher, regulatory counsel for the Issuer, substantially to the effect set forth in (x)-(xvii) below:

          (i) Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document;

          (ii) Each of the Indenture, the Dollar Notes Indentures and the Registration Rights Agreement has been duly authorized; the Offered Securities and the Dollar Notes have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and the Dollar Notes are delivered in exchange for existing Senior Subordinated Notes in the Exchange Offer or in exchange for Exchange Debentures, the Indenture, the Dollar Notes Indentures and the Registration Rights Agreement will have been duly executed and delivered, such Offered Securities and Dollar Notes will have been duly executed, authenticated, issued and delivered and will conform, in all material respects, to the descriptions thereof contained in the Offering Document and the Indenture (in the case of the Offered Securities) and the Dollar Notes Offering Circular (in the case of the Dollar Notes), the Registration Rights Agreement and such Offered Securities and Dollar Notes will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, with respect to the Registration Rights Agreement, except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations;

          (iii) The Issuer is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document and the consummation of the Tender Offer, the Exchange Offer and the Preferred Stock Transaction, will not be an "investment company" as defined in the Investment Company Act;

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the Tender Offer, the Exchange Offer, the Preferred Stock Transaction or the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Issuer and the consummation of the transactions under the Registration Rights Agreement, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States and of foreign jurisdictions in connection with the offer and sale of the Offered Securities;

          (v) The execution, delivery and performance of the Indenture, the Dollar Notes Indentures, the Registration Rights Agreement and this Agreement, the consummation of the Tender Offer, the Exchange Offer and the Preferred Stock Transaction, and the issuance and sale of the Offered Securities and the Dollar Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation or any order known to such counsel of any governmental agency or body or any court having jurisdiction over the Issuer or any subsidiary of the Issuer or any of its properties, (B) any agreement or instrument listed as an exhibit to the Issuer's Annual Report on Form 10-K most recently filed with the Commission or listed as an exhibit to or filed with any subsequent reports filed by the Issuer under the Exchange Act through the date of this Agreement, to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or (C) the charter or by-laws of the Issuer or any such subsidiary, except, in the case of clause (A) or (B), breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full power and corporate authority to authorize, issue and sell the Offered Securities to be sold by the Issuer as contemplated by this Agreement and the Dollar Notes as contemplated by the Exchange Offer Circular and the Preferred Stock Transaction;

          (vi) Such counsel have no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date thereof or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in or omitted from the Offering Document;

          (vii) The descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information purported to be described therein;

          (viii) This Agreement has been duly authorized, executed and delivered by the Issuer;

          (ix) Based upon the accuracy of the representations and warranties of the Issuer set forth in Section 2(t) of this Agreement, of the Purchasers in Section 4 hereof, of the Qualified Offerees in the Qualified Offeree Transmittal Letter and of the Specified Holders in the Preferred Stock Transaction Agreements, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Issuer to the several Purchasers pursuant to this Agreement, (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, or (iii) the issuance of the Dollar Notes in the Exchange Offer or in exchange for Exchange Debentures held by the Specified Holders, to register the Offered Securities or the Dollar Notes under the Securities Act, and it is not necessary to qualify the Indenture or the Dollar Notes Indentures under the Trust Indenture Act of 1939, as amended, other than in connection with the Issuer's obligations under the Registration Rights Agreement;

          (x) No prior or subsequent consent, approval, authorization or order of the FCC is required to be obtained, and no prior or subsequent notice to or filing with the FCC is required to be made, in connection with the offering of Offered Securities;

          (xi) To the best of such counsel's knowledge, the Issuer and its subsidiaries are in compliance in all material respects with all material terms and conditions of each License;

          (xii) To the best of such counsel's knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order of complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHz band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses;

          (xiii) Such counsel is not aware of any event or instance in which the Issuer was not in compliance with all applicable and material rules, regulations and policies of the FCC pertaining to the Licenses;

          (xiv) Such counsel is not aware of the occurrence of any event which
     (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder;

          (xv) To the best of such counsel's knowledge, the Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the Licenses;

          (xvi) Such counsel is not aware of any reason to believe that any of the Licenses will not be renewed in the ordinary course; and

          (xvii) The FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. On November 3, 1997, the FCC released an Order concerning the 38 GHz band adopting licensing, service and technical rules, and a plan to auction the remaining unlicensed portions of the 38 GHz band for commercial use. On February 20, 1998, a party filed a petition for reconsideration of the FCC's 38 GHz Order seeking review of the FCC's channelization and assignment of the 38 GHz band to ensure that spectrum remains available for satellite services. On reconsideration, the FCC declined to reserve spectrum in this band for satellite services.

          On December 23, 1998, the FCC issued an Order primarily designating the 38 GHz band for terrestrial wireless services. Several parties filed petitions for reconsideration of that decision seeking authority to use the 38 GHz band for satellite services. On December 1, 1999, the FCC affirmed its Order on reconsideration. However, parties may seek review of the FCC's Order on reconsideration in the courts.

          The FCC may adopt changes to the existing and proposed regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of the Issuer and its subsidiaries. As of the date of such letter, and except as otherwise discussed in such letter, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part.

     (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBEL may reason ably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (e) The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

     (f) The Purchasers shall have received a letter, dated the Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this
Section 6, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     (g) Each of the Preferred Stock Transaction Agreements shall be in full force and effect as of the Closing Date, and the Company and U.S. Trust shall have entered into the supplemental indenture to the Exchange Debentures Indenture contemplated by the Preferred Stock Transaction Agreements.

     (h) The commitment letter between the Issuer and Credit Suisse First Boston, New York branch, Citicorp North America, Inc., The Bank of New York and CIBC, Inc. dated as of March 9, 2000 with respect to the proposed $1.0 billion credit facility of the Issuer shall be in full force and effect as of the Closing Date.

     (i) Each of the Supplemental Indentures shall be in full force and effect and the Proposed Senior Notes Amendments and the Proposed Senior Subordinated Notes Amendments shall be effective.

     (j) The respective minimum tender conditions of the Tender Offer and the Exchange Offer (as set forth in the Tender Offer Statement and the Exchange Offer Circular, respectively) shall have been satisfied, and the Issuer shall consummate the Tender Offer and the Exchange Offer concurrent with the closing of the offering of the Offered Securities.

     (k) No restraining order or denial of an application for approval shall have been issued and no litigation shall have been commenced or threatened with respect to the Refinancing, and no development in any pending litigation with respect to the Refinancing shall have occurred by or before any agency, court or other governmental body of any jurisdiction, except for such orders, denials, or proceedings as would not have a Material Adverse Effect.

     (l) The Registration Rights Agreement shall have been executed and shall be in full force and effect.

     The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBEL may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Purchaser, its directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by each Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through CSFBEL specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document if the Issuer had previously furnished copies thereof to such Purchaser and such Offering Document corrected such untrue statement or omission or alleged untrue statement or omission.

     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of the Purchasers: under the caption "Plan of Distribution," (i) the first sentence of the third paragraph thereunder, (ii) the second sentence of the seventh paragraph thereunder and (iii) the fifth, ninth and tenth paragraphs thereunder.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting the Purchasers' discounts and commissions) received by the Issuer bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Issuer under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate number of shares of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Offered Securities, CSFBEL may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of the Offered Securities and arrangements satisfactory to CSFBEL and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a

Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 (other than with respect to a defaulting Purchaser) and the respective obligations of the Issuer and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Issuer will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Purchasers, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London E14 40J, United Kingdom, Attention: Legal Department or, if sent to the Issuer, will be mailed, delivered or electronically transmitted and confirmed to it at 685 Third Avenue, Thirty- first Floor, New York, NY 10017, Attention:
Timothy Graham; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telecopied and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer and the several Purchasers in accordance with its terms.

                                            Very truly yours,


                                            WINSTAR COMMUNICATIONS, INC.

                                                /s/ Kenneth J. Zinghini
                                            By __________________________
                                               Name:  Kenneth J. Zinghini
                                               Title:  Senior Vice President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

         CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

                /s/ Samantha J. Chippindall
         By _________________________________________
             Name:  Samantha J. Chippindall
             Title:  Vice President

         Acting on behalf of itself and as the
             Representative of the several
             Purchasers.

                                   SCHEDULE A

                                                               Principal Amount
                                                                 of Offered
Initial Purchasers                                               Securities
------------------                                             -----------------
Credit Suisse First Boston (Europe) Limited..........          Euro  39,600,000

Salomon Brothers International Limited...............                39,600,000

Goldman Sachs International..........................                39,400,000

Merrill Lynch International..........................                39,400,000

BNY Capital Markets, Inc.............................                10,200,000

CIBC World Markets Corp..............................                 4,400,000

ABN AMRO Incorporated................................                 2,740,000

Barclays Bank plc....................................                 2,740,000

Credit Lyonnais Securities (USA) Inc.................                 2,740,000

Dresdner Bank AG London Branch.......................                 2,740,000

FleetBoston Robertson Stephens Inc...................                 2,740,000

J.P. Morgan Securities Ltd...........................                 2,740,000

RBC Dominion Securities Corporation..................                 2,740,000

Societe Generale.....................................                 2,740,000

Scotia Capital (USA) Inc.............................                 2,740,000

Toronto Dominion Bank (Europe) Limited...............                 2,740,000
                                                               -----------------
Total................................................          Euro 200,000,000
                                                               ================

                                       A-1